EXHIBIT 10.1

GEOPHYSICAL COMPANY	SEISMOGRAPH SURVEYS

508 WEST WALL, SUITE 800

MIDLAND, TEXAS 79701.5010

TELEPHONE 432.684.3000

FACSIMILE 432.684.3030

July 23, 2014

Gray Fox Petroleum Corporation

3333 Lee Parkway, Suite 600

Dallas, Texas 75219

Attention: Lawrence Pemble

Dear Mr. Pemble:

Enclosed please find two (2) copies of our Master Geophysical Data Acquisition Agreement for your review.

If this meets with your approval, please sign and initial where noted and return one copy of the document for our files.

If you have any questions, please let me know.

Very truly yours,

DAWSON GEOPHYSICAL COMPANY

By: /s/ David Wisniewski

        David Wisniewski

        Vice President

DW/BS/ng

Enclosure

MASTER GEOPHYSICAL

DATA ACQUISITION AGREEMENT

Between

GRAY FOX PETROLEUM CORPORATION
("Company")

And

DAWSON GEOPHYSICAL COMPANY
("Contractor")

Dated: July 23, 2014

MASTER GEOPHYSICAL

DATA ACQUISITION AGREEMENT

This MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT (the "Master Agreement" or "Agreement") is entered into this 23rd day of July, 2014; between Gray Fox Petroleum Corporation, having an office located in Dallas, Texas (hereinafter called "Company") as well as, any legal entity which controls, is controlled by or is under common control of the Company (the "Affiliate" or "Affiliates")and Dawson Geophysical Company, a Texas corporation having offices in Midland, Texas (hereinafter called "Contractor") and its Affiliates. Company and Contractor may each be referred to herein as "Party" or collectively as "Parties".

For and in consideration of the mutual covenants and promises of the Parties herein set forth, the Parties do hereby agree as follows:

1.      NATURE OF WORK

1.1     Contractor shall conduct, for the benefit of Company, field geophysical data acquisition surveys (the "Surveys" or the "Work") and related services in search of subsurface geological formations and structures favorable to the accumulation of oil, gas and mineral deposits underlying those land areas designated, from time to time, by Company and accepted by Contractor, all in accordance with the terms and conditions of this Agreement, and the applicable Supplemental Agreement. Contractor, if requested by Company, shall also provide data processing of and for the field data ("Data") so acquired.

1.2     Such Survey(s) shall be conducted by one or more geophysical crews, as may be agreed upon by Contractor and Company, in such a manner and subject to the terms and conditions as set forth herein and in the applicable Supplemental Agreement. If data processing services are requested, such services shall be done in Contractor's data processing service centers in Midland, Texas; Houston, Texas; or Oklahoma City, Oklahoma.

1.3     Nothing herein shall require Company to contract with Contractor or Contractor to accept assignments from Company to conduct Survey(s), except as may be agreed upon, from time to time, in an appropriate Supplemental Agreement.

2.      SUPPLEMENTAL AGREEMENTS

2.1     (General) Whenever Company requests, and Contractor agrees, to conduct a Survey on behalf of Company, Contractor and Company shall enter into separate Supplemental Agreements for each separate Survey so undertaken, which Supplemental Agreements shall be consecutively numbered for identification and shall provide the following:

(a)	The area(s) (state, county/parish, etc,) where the Survey(s) will be conducted ("Area of Operations").
(b)	The approximate commencement date, if applicable, of the Survey(s) ("Commencement Date").
(c)	The approximate period of time or number of miles (or square miles), if applicable, that will be required to complete the Survey(s).
(d)	The type of Survey(s) to be conducted. The equipment, instruments, personnel and other items ("Crew") which will be required for the Survey(s).
(e)	The parameters and other technical aspects of the Survey(s) and/or the processing of the Data acquired thereby.
(f)	The compensation to be paid Contractor for conducting the Survey(s) ("Compensation").
(g)	Any other matters of a business, operational or technical nature as may be agreed by the Parties.

2.2     (Crew Availability) It is recognized that difficulties in scheduling the activities of Contractor's geophysical crews may result in overlap or conflicts which prevent Contractor from providing geophysical Crews to conduct a particular Survey designated by Company at the time desired. Contractor shall make every reasonable effort to avoid such overlaps or conflicts in furnishing Company a geophysical Crew for any designated Survey. In the event of any such conflict, however, Contractor shall notify Company promptly after such Survey has been requested by Company that Contractor will be unable to conduct the Survey pursuant to Company's time schedule. There shall then be, if feasible, at the election of Company, an agreed alternate date between Company and Contractor that shall be a firm date for commencement of the Survey by Contractor. If no such alternate date can be agreed upon, then Contractor shall thereafter have no obligations hereunder in connection with not conducting said Survey.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

2.3     (Incorporation by Reference) Each Supplemental Agreement shall be incorporated herein by reference, and all terms and provisions of this Agreement shall apply to each Supplemental Agreement unless, in any particular Supplemental Agreement, any of the terms and conditions hereof are eliminated or modified for purposes of that Supplemental Agreement by specific reference to those terms and conditions hereof to be eliminated or modified. Any Supplemental Agreement incorporated herein and subject, thereby, to the terms and conditions hereof shall hereinafter be referred to as "Supplemental Agreement" or "Supplement." This Master Agreement and any applicable Supplemental Agreements may collectively be referred to as "this Agreement."

2.4     (Conflicting Terms) In the event of a conflict between any of the terms and conditions of this Master Agreement and those of any Supplemental Agreement, the appropriate terms of this Agreement shall govern and control, unless specifically provided to the contrary in any Supplemental Agreement, as provided above, or where a provision herein states that it is subject to or otherwise anticipates contrary terms of a Supplement. The fact that additional terms or provisions appear in one or the other document shall not, in and of itself, create a conflict.

3.      PERSONNEL, EQUIPMENT AND SUPPLIES

3.1     (General) The Contractor shall furnish, place in service and maintain, at its sole cost and expense, for the performance of Survey(s) hereunder, the Crew more particularly described in Supplemental Agreements annexed hereto.

3.2     (Additional/Different Personnel or Equipment) Changing operating conditions may require the Crew personnel and equipment set forth in said Supplemental Agreements to be increased, reduced or changed or the Area of Operations or the parameters of the Survey changed. Accordingly, Contractor shall, when authorized by Company, furnish such auxiliary or additional personnel, equipment, supplies and services or make such other changes as may be required in connection therewith all as more particularly set forth and described in the Supplemental Agreements or amendments thereto, which shall clearly set forth the additional compensation, if any, to be paid to the Contractor as a result of such changes.

4.      CONDUCT OF OPERATIONS

4.1     (Conduct of Operations by Contractor) In conducting operations hereunder, Contractor shall use its best efforts to conduct all operations hereunder in accordance with the terms and specifications of this Agreement (and those of the applicable Supplemental Agreement) and in conformance with generally accepted practices of the geophysical data acquisition industry. In particular, Contractor agrees that, in conducting operations under the terms hereof it will:

(a)	Enter upon no lands in respect of which all necessary Land Entry Permits shall not have been first obtained, as provided in Clause 5 below.
(b)	Equip its Crew with instruments and equipment as specified in the Supplemental Agreement and maintain such equipment in good operating condition and provide its Crew with qualified and experienced personnel.
(c)	Perform all Survey(s) hereunder in an orderly, efficient and workmanlike manner in compliance with the terms of this Agreement and each Supplemental Agreement and all applicable laws, ordinances, rules and regulations for the time being in force in every state and locality wherein the Survey(s) hereunder is to be performed.
(d)	Comply fully with the provisions of all worker's compensation legislation, ordinances, rules and regulations in force in every state wherein the Survey(s) is (are) to be performed.
(e)	Initiate all energy source units at a safe distance from water wells, buildings and other structures owned by third parties for the purpose of avoiding, as far as reasonably possible and consistent with prudent geophysical operations, damage to such wells, buildings and other structures.
(f)	Attempt to minimize disturbance to the surface of the land and all crops and other vegetation thereon. Liability for any subsequent requirements for erosional or pollution repair or prevention which has not been caused by the negligence or other fault of Contractor shall rest solely with Company under Clause 8.4 below, which liability shall survive the termination of this Agreement.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

4.2     (Company's Obligations) Company agrees with Contractor that it will:

(a)	Not require Contractor to do any matter, act or thing in the performance of the Survey(s) hereunder that is contrary to or in violation of any law, ordinance, rule or regulation governing the subject matter of this Agreement.
(b)	in the event Company is responsible, under the terms of any Supplemental Agreement, for obtaining Land Entry Permits (Clause 5 below) and/or the surveying, shot-hole drilling or other components of a Survey (whether such services will be provided by Company or other contractors of Company), cause such services to be provided in a timely and competent manner and shall be responsible, to the extent provided herein and in the Supplemental Agreement, and indemnify, save and hold Contractor harmless for all costs, losses and liabilities related thereto.
(c)	Designate, sufficiently in advance to permit orderly planning of the Survey by Contractor, each area to be surveyed and shall furnish Contractor with all land and base maps, subsurface well data and all other information that may be necessary or helpful to the conduct of the Survey(s), all of which shall be considered the property of Company to be held by Contractor confidential as provided in Clause 7 below.

4.3     (Work Time) Normal hours and days of work, time off and holidays to be observed shall be as provided in the applicable Supplemental Agreements hereto or as otherwise agreed by the Parties.

4.4     (Progress of the Work) Contractor shall keep Company fully informed on a timely basis of the progress of operations and results obtained during the course of the Work hereunder and shall consult with Company's Representative(s) concerning planning of the Work and the seismic data collected. Progress reports shall be furnished by Contractor as provided in Clause 6 below.

4.5     (No Liens)

4.5.1     Contractor shall not allow any mechanic's or materialmen's liens or encumbrances to become attached to any property of Company resulting from the Work performed by Contractor hereunder; provided, however, that Contractor itself may file mechanic's, materialman's or other liens as may be appropriate to secure payment by the Company to Contractor under this Agreement. Likewise, Contractor shall be solely responsible for, and shall promptly pay, when due, all obligations for labor and material supplied by third parties for Work to be performed hereunder and shall indemnify and save Company harmless from and against any and all claims, liens, security interests or other encumbrances on or against Company property on account of labor performed or materials furnished to Contractor by its subcontractors, suppliers and vendors for such Work; provided, however, that Contractor shall not be required to make payment of any such claim where a bona fide dispute with regard thereto exists between Contractor and its vendors or suppliers. Contractor shall provide Company with recordable Releases for all such claims and liens so satisfied.

4.5.2      Company may, if it so elects, pay or discharge any such lien or encumbrance and may thereupon deduct the amount or amount so paid by Company from any sums been due or which thereafter shall become due to Contractor under the terms hereof; provided, however, that prior to discharging any such lien or encumbrance, Company will consult with Contractor in order to determine whether or not there is a bona fide dispute between Contractor and its supplier or subcontractor concerning the claim underlying the lien or encumbrance. If such a bona fide dispute does exist, Company shall delay discharging the affected lien or encumbrance until the matter is resolved.

4.6     (Title to Data) Except as provided elsewhere in this Agreement or in any Supplemental Agreement, title to all Data shall pass to Company when acquired by Contractor and subject to payment by the Company to Contractor of all of Contractor's obligations hereunder, and Contractor shall deliver all Data to Company retaining no copies thereof; provided, however, that Contractor shall deliver to Company all records, maps, reports or other information which has been produced by the work performed hereunder upon termination of this Agreement, if so required in writing by the Company.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

4.7     (Waiver of Mineral Interest) Unless otherwise specifically provided for in this Agreement or any Supplemental Agreement hereto, Contractor, for itself and its subcontractors and the officers, directors and employees thereof, hereby waives any right, title or interest it may have in, and to any discovery of; hydrocarbon or other mineral deposits which may be made by reason for the Work performed under the terms of this Agreement.

5.      PERMITS

5.1     (General) Unless Company assumes the permitting responsibility under Clause 5.3 below, Contractor shall, at Company's request and expense, obtain such permits, licenses and clearances (the "Land Entry Permits"). Company's cost shall include entry fees and damage payments as well as payments to governmental agents, per diem, if any, needed to secure such Land Entry Permits. Contractor will use its reasonable efforts to secure written Land Entry Permits from the person or persons representing themselves to be owners or lessees of the areas involved. Contractor will not enter upon lands where Land Entry Permits have not been obtained by it (or represented by Company as having been obtained by it) unless otherwise directed, in writing with full indemnification in favor of Contractor, at Company's sole risk, by Company to do so.

5.2     (Permit Fees) In the event it becomes necessary to pay for permission to enter upon any area connected with the Survey, Contractor will notify Company of such area involved and the fees required in order to obtain the Land Entry Permits and will proceed with the consent of Company's Representative. Company will reimburse Contractor the cost of all such Permits unless otherwise provided in the applicable Supplemental Agreement.

5.3     (Permits Obtained by Company) In the event Company assumes the responsibility for obtaining or supervising the obtaining of all or some Land Entry Permits from land owners, mineral owners, appropriate governmental agencies, lessees, tenants, and all other persons having permissible interests in the land or its subsurface minerals, in the Area of Operations, as may be required in connection with all such Survey(s) to be performed by Contractor under this Agreement, either by utilizing Company personnel or those of third party contractors (whether individuals, corporate or otherwise), Company shall have the obligations set forth in Clause 8.6 below and Contractor shall not be responsible for any delays in its operations caused by (i) the inability of Company to acquire any Permit on a timely basis or (ii) onerous provisions contained in such Permits which impede or adversely affect the operations of Contractor hereunder. Contractor shall be compensated during any such delays at the standby rate set forth in the applicable Supplement. If Company acquires Land Entry Permits, it will provide copies thereof to Contractor sufficiently in advance of operations in order for Contractor to properly plan its operations.

6.      REPORTS

6.1     (Required Reports) During the course of the Survey(s), Contractor shall furnish Company with such periodic production and progress reports as provided in the applicable Supplemental Agreement or, if not so provided, as Company shall reasonably require, including (subject to Clause 7.2 below) such reports as may be required by the various agencies of the federal, state and local authorities where the Survey is being performed.

6.2     (Completion Report) As soon as possible upon completion of each Survey, Contractor shall furnish Company with reports and data as follows:

(a)	A final report consisting of a written description of the Survey(s) performed and the results thereof accompanied by maps on a base supplied by Company of all data considered necessary by Company.
(b)	All field data sheets, computation sheets, seismograph records, weathering data, and engineering data as may have been generated in the performance of the Survey(s), which reports and materials shall be permanent property of Company but accessible to Contractor for technical examination any time prior to the expiration of this Agreement.
(c)	Any other reports or data as may be provided for in the applicable Supplemental Agreement.

Contractor shall not be required to include in reports prepared for, or information or data supplied to Company hereunder, any data or information proprietary to Contractor, including, but not limited to, that pertaining to its instruments, equipment, methods or expertise.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

6.3     (USE OF REPORTS) THE RESULTS STATED AND THE CONCLUSIONS DRAWN FROM ALL REPORTS FURNISHED BY CONTRACTOR TO COMPANY HEREUNDER SHALL REPRESENT THE BEST OPINION, EFFORTS AND JUDGMENT OF THE CONTRACTOR; HOWEVER, CONTRACTOR CANNOT AND MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT DOES NOT WARRANT OR GUARANTEE THE ACCURACY OR CORRECTNESS THEREOF. ANY ACTION WHICH COMPANY (OR THOSE ASSOCIATED WITH COMPANY) MAY TAKE AS A RESULT OF OR BASED ON SUCH REPORTS AND THE DATA TO WHICH IT REFERS SHALL BE ITS OWN RESPONSIBILITY AND CONTRACTOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY LOSS, COST, DAMAGES OR EXPENSES WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED BY COMPANY RESULTING THEREFROM FOR WHICH COMPANY HEREBY RELEASES CONTRACTOR; PROVIDED THAT ALL SUCH REPORTS, DATA AND INFORMATION, AS WELL AS THE BASIC DATA UPON WHICH THEY ARE BASED, ARE ACQUIRED, COMPILED AND PREPARED, AS THE CASE MAY BE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

6.4     (Access to Data) Company shall at all times have complete access to all geophysical records and such other data of Contractor relating to the Work and all such data and records shall, at the conclusion of the Work, belong exclusively to Company, but shall be retained by the Contractor pending instructions to be issued by Company with regard to the deposition thereof, subject to the terms and conditions of clauses 5 above and 13.6 below.

7.      CONFIDENTIALITY

7.1     (Confidentiality of Data) Contractor shall use its best efforts to safeguard (i) geophysical Data acquired from the Work performed hereunder, (ii) information relating to the location of the Surveys and the type of Work performed and (iii) information supplied by Company to Contractor which is not otherwise proprietary to Contractor. Contractor shall not divulge to anyone, other than Company, its designated agents or employees, any such Data or information unless previously authorized by Company in writing. Contractor shall further use its best efforts to cause its employees, agents and subcontractors to comply with this obligation of secrecy. Reciprocally, Company shall observe the above secrecy obligation, insofar as it has access to and knowledge of the equipment, instruments, programs, procedures, and the design and operation thereof, which are proprietary to Contractor.

7.2     (Confidentiality Exceptions) The obligations of confidentiality and limited use contained in this Agreement shall not apply to information subject to this Agreement which:

7.2.1     At the time of disclosure to the receiving Party, was in the public domain as evidenced by written publications;

7.2.2     After disclosure to the receiving Party, became part of the public domain by written publication through no fault of the receiving Party;

7.2.3     At the time of disclosure to the receiving Party, was already in the possession of the receiving Party as evidenced by written records, and was not acquired directly or indirectly from the disclosing Party;

7.2.4     After disclosure to the receiving Party, the receiving Party acquired the information from a third party having the right to convey the same, provided the receiving Party is not obligated to hold such information in confidence by such third party;

7.2.5     Is furnished to a third party by the disclosing Party without any restriction on the third party's rights to disclose such information; or

7.2.6     Is authorized in writing by the disclosing Party to be released from the confidentiality and limited use obligations herein.

7.2.7     Is covered by Clause 7.3 below.

7.3     (Government Reporting) It is understood that it is the responsibility of Company and Contractor to comply with applicable laws, regulations, rules, court or government agency order or stock exchange regulation or rule regarding the making of reports and disclosures to appropriate governmental agencies of Data and information relating to the Work and Contractor shall promptly refer to Company for appropriate action, including the seeking, at its sole cost, such protective action as it deems appropriate, any inquiry or request received by it from any governmental agency respecting Data and information obtained under the terms thereof, and if Company shall instruct Contractor not to comply with any such inquiry or request, Company shall defend and indemnify Contractor against any loss, damage, fine or penalty or other sanction received, incurred or suffered by Contractor in consequence of complying with such instruction.

 MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

8.     INDEMNITY

8.1     (GENERAL) IN ORDER TO ALLOCATE THE RESPECTIVE RESPONSIBILITIES OF COMPANY AND CONTRACTOR FOR LIABILITIES ARISING OUT OF PERSONAL INJURY OR PROPERTY DAMAGE RELATED TO THE WORK, IT IS AGREED AS BETWEEN COMPANY AND CONTRACTOR THAT CERTAIN RESPONSIBILITIES AND LIABILITIES FOR PERSONAL INJURIES AND PROPERTY DAMAGE ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT SHOULD BE ALLOCATED BETWEEN THEM IN ORDER TO AVOID PROTRACTED LITIGATION BETWEEN COMPANY AND CONTRACTOR, ALONG WITH THE ASSOCIATED LEGAL EXPENSES AND SO THAT INSURANCE OR SELF-INSURANCE MAY BE ARRANGED BY EACH PARTY AS NECESSARY TO PROTECT THEM AGAINST THESE EXPOSURES TO LOSS. THE FOLLOWING SETS OUT THE SPECIFICS OF THE AGREEMENTS BETWEEN COMPANY AND CONTRACTOR AS TO THE ALLOCATION OF SUCH RESPONSIBILITIES AND LIABILITIES.

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8.2     (CONTRACTOR'S RESPONSIBILITY) CONTRACTOR WILL PROTECT, DEFEND, INDEMNIFY AND HOLD COMPANY, ITS OFFICERS AND DIRECTORS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSS, EXPENSE, OR DAMAGES (INCLUDING COSTS OF DEFENSE ASSOCIATED THEREWITH) ARISING FROM ANY CAUSE WHATSOEVER, OUT OF THE WORK TO BE PERFORMED UNDER THIS AGREEMENT, PROVIDED THAT THE CLAIM ARISES FROM CONTRACTOR'S OR ITS SUB-CONTRACTORS NEGLIGENCE AND CONTRACTOR SHALL DEFEND COMPANY AT CONTRACTOR'S SOLE EXPENSE IN ANY LITIGATION INVOLVING THE SAME.

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8.3     (COMPANY'S RESPONSIBILITY) COMPANY WILL PROTECT, DEFEND, INDEMNIFY AND HOLD CONTRACTOR, ITS OFFICERS AND DIRECTORS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSS, EXPENSE, OR DAMAGES (INCLUDING COSTS OF DEFENSE ASSOCIATED THEREWITH) ARISING FROM ANY CAUSE WHATSOEVER, OUT OF THE WORK TO BE PERFORMED UNDER THIS AGREEMENT, PROVIDED THAT CONTRACTOR HAS FULLY DISCHARGED CONTRACTOR'S OBLIGATIONS UNDER THIS AGREEMENT AND COMPANY SHALL DEFEND CONTRACTOR AT COMPANY'S SOLE EXPENSE IN ANY LITIGATION INVOLVING THE SAME, EXCEPTING ONLY CLAIMS MADE BY EMPLOYEES OF CONTRACTOR, FOR WHICH CONTRACTOR SHALL INDEMNIFY AND HOLD COMPANY HARMLESS IN THE MANNER PROVIDED ABOVE.

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8.4     (ROUTINE LAND DAMAGE) NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, COMPANY SHALL BE SOLELY RESPONSIBLE FOR AND SHALL PROTECT, INDEMNIFY, DEFEND AND SAVE CONTRACTOR AND ITS SUBCONTRACTORS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, JUDGMENTS AND SETTLEMENTS (INCLUDING ASSOCIATED COSTS AND REASONABLE ATTORNEYS' FEES) ARISING OUT OF CLAIMED DAMAGES TO THE LAND ON WHICH CONTRACTOR HAS PERFORMED WORK, AS WELL AS THE CROPS, TREES, GRASS AND OTHER FLORA AND FAUNA THEREON, WATER AND IRRIGATION WELLS, HOUSES AND OTHER STRUCTURES THEREON (COLLECTIVELY THE "LAND DAMAGES") WHERE SUCH CLAIMED LAND DAMAGES RESULT FROM THE NON-NEGLIGENT OPERATIONS OF CONTRACTOR OR ITS SUBCONTRACTORS IN THE PERFORMANCE OF THE WORK SUBJECT TO THIS AGREEMENT AND THE APPLICABLE SUPPLEMENT. THE FOREGOING OBLIGATIONS OF DEFENSE AND INDEMNITY OF COMPANY SHALL NOT, HOWEVER, BE APPLICABLE IN THE EVENT AND TO THE EXTENT ANY SUCH CLAIMED LAND DAMAGES RESULT FROM GROSS NEGLIGENCE ON BEHALF OF CONTRACTOR OR ITS SUBCONTRACTORS OR WHICH ARE OTHERWISE NOT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR THE APPLICABLE SUPPLEMENT.

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MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

8.5     (LIABILITY INSURANCE) THE INDEMNITY OBLIGATION OF THE RESPECTIVE PARTIES, AS SET FORTH IN CLAUSES 8.2, 8.3 AND 8.4 ABOVE, SHALL BE SUPPORTED BY LIABILITY INSURANCE PROVIDED BY EACH PARTY IN THE AMOUNT OF THE LESSER OF (I) $1,000,000 OR (II) THE MINIMUM AMOUNT REQUIRED BY APPLICABLE LAW.

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8.6     (LAND ENTRY PERMIT LIABILITY) COMPANY SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE CONTRACTOR HARMLESS FROM AND AGAINST ANY CLAIM BY THE OWNER OR LESSEE OF LAND AND/OR OF A MINERAL INTEREST IN LAND ON WHICH WORK IS PERFORMED HEREUNDER, WHICH CLAIM IS BASED UPON ANY THEORY THAT (I) THE OPERATIONS OF CONTRACTOR HEREUNDER HAVE DEPRECIATED THE VALUE OF THE MINERALS UNDERLYING SUCH LAND, (II) MINERAL TRESPASS, (III) THE WRONGFUL TAKING, CONVERSION OR DEPRIVATION OF SUBSURFACE AND/OR MINERAL INFORMATION OR (IV) ANY SIMILAR THEORY OF RECOVERY (COLLECTIVELY "TRESPASS CLAIMS"). HOWEVER, THE FOREGOING INDEMNIFICATION OF COMPANY SHALL NOT APPLY AND COMPANY SHALL NOT BE RESPONSIBLE FOR ANY TRESPASS CLAIMS IN ANY CASE AND TO THE EXTENT WHERE CONTRACTOR NEGLIGENTLY FAILS TO OBSERVE CONDITIONS OR RESTRICTIONS CONTAINED IN ANY SUCH PERMITS, PROVIDED THAT SAME HAVE BEEN PROVIDED BY COMPANY TO CONTRACTOR SUFFICIENTLY IN ADVANCE OF OPERATIONS ACROSS THE LANDS COVERED THEREBY.

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8.7     (TAPE RESPONSIBILITY) CONTRACTOR SHALL BE RESPONSIBLE FOR THE SAFEKEEPING OF FIELD TAPES WHILE SUCH TAPES ARE IN THE CUSTODY OF CONTRACTOR UNTIL SUCH TIME AS CONTRACTOR DELIVERS SAID TAPES TO A REPRESENTATIVE OF COMPANY OR PLACES THEM IN THE POSSESSION OF A CARRIER DESIGNATED BY COMPANY (OR IF COMPANY DOES NOT SO DESIGNATE A CARRIER, ANY REPUTABLE CARRIER SELECTED BY CONTRACTOR) FOR DELIVERY TO COMPANY OR A THIRD PARTY DESIGNATED BY COMPANY. IN THE EVENT OF LOSS OF OR DAMAGE TO ANY TAPES FOR WHICH CONTRACTOR IS RESPONSIBLE, AS PROVIDED HEREIN, CONTRACTOR'S SOLE AND ONLY RESPONSIBILITY TO COMPANY SHALL BE, AT THE OPTION OF COMPANY, EITHER (I) REACQUIRE THE DATA AFFECTED BY SUCH LOSS OR DAMAGE OR TO (H) REFUND (OR GRANT CREDIT) TO COMPANY FOR ALL COMPENSATION PAID (OR PAYABLE) TO CONTRACTOR WITH RESPECT TO SUCH DATA SO AFFECTED. NOTWITHSTANDING THE FOREGOING, CONTRACTOR'S OBLIGATIONS HEREIN SHALL BE FULLY SATISFIED IN THE EVENT CONTRACTOR OR COMPANY HAS DUPLICATE, UNDAMAGED COPIES OF THE AFFECTED DATA AND, IF CONTRACTOR HAS SUCH DUPLICATE TAPE, IT PROMPTLY PROVIDES SAME TO COMPANY SUBJECT TO CLAUSE 4 ABOVE.

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8.8     (WAGES/BENEFITS) CONTRACTOR SHALL BE SOLELY LIABLE FOR THE PAYMENT OF (I) ALL WAGES AND SALARIES EARNED BY AND PAYABLE TO ITS EMPLOYEES AS WELL AS FOR WITHHOLDING AND/OR PAYMENT OF ALL SOCIAL SECURITY TAXES, RETIREMENT PENSIONS, BENEFITS AND ANNUITIES, NOW, OR HEREAFTER IMPOSED BY THE GOVERNMENT OF THE U.S.A. OR BY ANY STATE OR OTHER POLITICAL SUBDIVISION THEREOF AND (II) FOR BENEFITS WHICH ARE NOW OR HEREAFTER OFFERED BY CONTRACTOR TO ITS EMPLOYEES. CONTRACTOR SHALL INDEMNIFY AND SAVE COMPANY, ITS OFFICERS AND DIRECTORS, HARMLESS FROM ANY CLAIMS, DEMANDS OR LIABILITY FOR SUCH WAGES, SALARIES OR BENEFITS, AS WELL AS FOR ANY WITHHOLDING OR SOCIAL SECURITY TAXES, CONTRIBUTIONS OR OTHER BENEFITS RELATED THERETO.

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8.9     (HANDLING OF CLAIMS)

8.9.1     (GENERAL) IN THE EVENT EITHER PARTY HERETO LEARNS OF ANY CLAIM, LIABILITY, DEMAND OR CAUSE OF ACTION RELATING TO THIS AGREEMENT OR THE PERFORMANCE OF IT, SAID PARTY SHALL GIVE NOTICE THEREOF AS PROMPTLY AS POSSIBLE TO THE OTHER PARTY. IF INDEMNIFICATION IS REQUIRED BY ANY OF THE TERMS OF THIS AGREEMENT, THE RESPONSIBLE PARTY SHALL DEFEND THE OTHER AND PAY ALL SETTLEMENTS, JUDGMENTS, COSTS, INCLUDING REASONABLE ATTORNEYS FEES, AND OTHER EXPENSES, WHETHER RELATED OR UNRELATED, SIMILAR OR DISSIMILAR TO THE FOREGOING, INCIDENT THERETO. EACH PARTY, IF REQUESTED, AGREES TO COOPERATE WITH THE OTHER IN ANY SUCH DEFENSE, AND THE RESPONSIBLE PARTY SHALL REIMBURSE THE OTHER FOR ALL REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH.

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8.9.2     (CONTROL OF DEFENSE) THE PARTY HERETO PROVIDING INDEMNITY TO THE OTHER PARTY SHALL HAVE THE RIGHT TO CONTROL THE DEFENSE OF ANY SUCH CLAIM OR LAWSUIT WITH ATTORNEYS SELECTED BY SUCH PARTY OR ITS INSURERS. HOWEVER, THE OTHER PARTY SHALL HAVE THE RIGHT, AT ITS SOLE EXPENSE, TO PARTICIPATE IN THE DEFENSE OF SUCH CLAIM OR LAWSUIT WITH LEGAL COUNSEL OF ITS OWN SELECTION.

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8.10     (COMPANY’S CO-VENTURES) IN THE EVENT COMPANY IS IN ASSOCIATION WITH, IS OPERATOR FOR OR HAS SOME OTHER CONTRACTUAL RELATIONSHIP WITH OTHER COMPANIES, INDIVIDUALS OR OTHERS IN CONNECTION WITH THE WORK TO BE PERFORMED HEREUNDER, THE ABOVE INDEMNIFICATIONS EXTENDED BY CONTRACTOR TO COMPANY SHALL ALSO EXTEND TO THOSE PARTIES, AND THEIR OFFICERS, DIRECTORS AND EMPLOYEES, TO WHICH COMPANY IS CONTRACTUALLY RELATED.

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8.11     (CONSEQUENTIAL DAMAGES) NEITHER PARTY HERETO SHALL, NOTWITHSTANDING THE FOREGOING, BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING, IN ANY EVENT, FROM THE CONDUCT OF THE PARTIES UNDER THE TERMS HEREOF, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR PROFITS. FURTHERMORE EACH PARTY HEREBY FOREVER RELEASES AND INDEMNIFIES THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, DAMAGES AND EXPENSES ARISING THEREFROM.

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8.12     (EXTRAHAZARDOUS SERVICES) IF CONTRACTOR IS REQUESTED BY COMPANY TO PERFORM SERVICES IN AN URBANIZED OR ENVIRONMENTALLY SENSITIVE AREA OR UNDER OTHER EXTRAHAZARDOUS CONDITIONS, THEN COMPANY AND CONTRACTOR SHALL AGREE ON AN INDEPENDENT COMPANY TO MONITOR THE PERFORMANCE OF SUCH SERVICES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS FURTHER AGREED THAT, UNLESS OTHERWISE INSTRUCTED BY COMPANY, CONTRACTOR SHALL BE DEEMED TO BE IN FULL COMPLIANCE WITH CONTRACTOR’S OBLIGATIONS AND DUTIES HEREUNDER REGARDING DENOTATION OF EXPLOSIVES OR DISCHARGES OF SHOT POINTS BY CONTRACTOR IN THE NORMAL COURSE OF ITS OPERATIONS WHEN SUCH DENOTATIONS OR DISCHARGES ARE OF NO GREATER QUANTITY AND AT NO LESSER DISTANCE FROM THE OBJECTS AS PROVIDED FOR BY THE DIRECTION OF AN INDEPENDENT MONITORING COMPANY MUTUALLY AGREED UPON BY COMPANY AND CONTRACTOR. TO THE EXTENT CONTRACTOR’S PERFORMANCE CONFORMS WITH THE FOREGOING MONITORING COMPANY’S DIRECTIONS, OR COMPANY’S INSTRUCTION, COMPANY SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS CONTRACTOR FROM AND AGAINST ALL THIRD PARTY CLAIMS, LIABILITIES, LOSS, EXPENSE DAMAGES, DEMANDS, CAUSES OF ACTION, JUDGEMENTS AND SETTLEMENTS (INCLUDING COSTS OF DEFENSE AND ATTORNEY’S FEES ASSOCIATED THEREWITH) THAT ARISE OUT OF OR OCCUR AS A RESULT OF SUCH SHOT POINTS/VIBRATOR STATIONS. THE INDEMNIFICATION SHALL APPLY WHETHER OR NOT CONTRACTOR IS CLAIMED TO BE OR IS ADJUDICATED TO BE NEGLIGENT BY VIRTUE OF SO LOCATING SUCH SHOT POINTS/VIBRATOR STATIONS.

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MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

9.      INSURANCE

9.1     (General)

The Contractor shall, at its sole cost, maintain, so long as this Agreement remains in force, with one or more reputable insurance companies, the following insurance:

9.1.1     Worker's compensation and/or employer's liability insurance in compliance with the laws of all states in which Survey(s) is/are to be performed or where Contractor's personnel are hired covering all employees engaged by Contractor (or its subcontractors) in such Survey(s).

9.1.2     Automobile public liability insurance covering all vehicles performing Survey(s) hereunder, with limits of One Million Dollars ($1,000,000) for one or more persons injured or killed, or property damage incurred per occurrence, combined single limit.

9.1.3     Comprehensive public liability insurance covering all operations hereunder with limits of One Million Dollars ($1,000,000) for one or more persons injured or killed in any one accident, and with property damage limits of One Million Dollars ($1,000,000) per occurrence, combined single limit.

9.1.4     If aircraft are used in the operations hereunder, Aviation Liability Insurance covering all airplanes and helicopters, whether non-owned, chartered, or hired and furnished by Contractor (or its subcontractors) and used in the operations hereunder in an amount of not less than One Million Dollars ($1,000,000) per occurrence combined single limit,

9.1.5     If waterborne vessels are used in operations hereunder, hull and machinery insurance shall be maintained in an amount at least equal to the market value of each vessel owned by Contractor and used in operations hereunder. In the event the vessel is time-chartered by Contractor, then Contractor shall require the owner of the vessel to procure such insurance.

9.2     (Insurance Certificates) Before any Survey(s) are commenced by Contractor hereunder, Contractor shall furnish to Company certificates attesting the above insurance coverages to be in force and providing that Company will be given at least TEN (10) days written notice prior to cancellation, termination or significant modification thereof and that Company should be named as additional insured.

9.3     (MISCELLANEOUS) IT IS UNDERSTOOD AND AGREED THAT CONTRACTOR'S INSURANCE COVERAGE AS DETAILED IN THE FOREGOING SECTIONS SHALL AFFORD COMPANY PROTECTION AND COVERAGE WITH RESPECT TO THOSE MATTERS COVERED BY SPECIFIC INDEMNITY AGREEMENTS EXTENDED BY CONTRACTOR ELSEWHERE PROVIDED HEREIN AND, EXCEPT FOR WORKERS COMPENSATION INSURANCE, COMPANY SHALL BE NAMED AN ADDITIONAL INSURED PARTY UNDER SAID POLICIES BUT ONLY TO THE EXTENT OF THE LIABILITIES ASSUMED BY CONTRACTOR UNDER THE TERMS HEREOF. ALL INSURANCE POLICIES REQUIRED BY THIS AGREEMENT TO BE MAINTAINED BY CONTRACTOR SHALL BE ENDORSED WHEREBY CONTRACTOR'S INSURERS SHALL WAIVE THEIR RIGHTS OF SUBROGATION AGAINST COMPANY, ENTITIES AFFILIATED WITH COMPANY AND THEIR RESPECTIVE INSURERS TO THE EXTENT OF THE LIABILITIES ASSUMED HEREIN BY CONTRACTOR. ANY AND ALL DEDUCTIBLES OR RETENTIONS APPLICABLE TO CONTRACTOR'S INSURANCE COVERAGES SHALL BE ASSUMED BY CONTRACTOR AT ITS SOLE EXPENSE. UNLESS PROHIBITED OR LIMITED BY APPLICABLE LAW, INSURANCE PROVIDED BY THE PARTIES IN SUPPORT OF THEIR RESPECTIVE INDEMNITY OBLIGATIONS SET FORTH IN CLAUSE 8 ABOVE SHALL IN NO WAY SERVE TO LIMIT EACH SUCH PARTY'S INDEMNITY OBLIGATIONS. CONTRACTOR AND COMPANY SHALL DELIVER TO EACH OTHER RESPECTIVE CERTIFICATES OF INSURANCE EVIDENCING INSURANCE COVERAGES REQUIRED UNDER CLAUSES 8.5 AND 9 OF THIS AGREEMENT.

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9.4     (Subcontractors) Contractor shall require, to the extent possible, that each of its subcontractors, if any, performing Work hereunder maintain such insurance coverages as are required of Contractor.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

10.      COMPLIANCE WITH LAWS/HES

10.1     (Laws) Contractor shall comply with all applicable laws, rules and regulations, both federal, state and local, applicable to any Survey performed by Contractor hereunder, and shall also comply with, observe and abide by the Health, Environment and Safety standards of any applicable governmental agency.

10.2     (Health, Environment and Safety) Contractor will perform the Survey(s) applying the most current edition of either the IAGC Land Geophysical Operations Safety Manual or the IAGC Marine Geophysical Operations Safety Manual, as applicable, as a minimum set of standards supplemented by both Contractor and Company HES rules and work procedures. The more stringent of Company's or Contractor's policy and standards shall apply. Company reserves the right to intervene and consult with Contractor in development of solutions for hazards identified in execution of the Work. Contractor will equally apply HES standards to, and enforce compliance with all such standards, by all subcontractors of any tier, and the agents, employees or other personnel under their control and will replace at Contractor's expense those who fail to comply.

10.3     (Accidents) Contractor shall report all accidents to Company. In the event there is an accident involving damage to the property or injury to the personnel of Contractor, Company or any third party, any environmental damage or any incidents involving media attention, which arise out of, result from, or is in any way connected with Contractor's Work under this Agreement, all Contractor reports shall contain factual information only and will not contain opinion, speculation or supposition as to fault, liability or prevention. Company reserves the right to participate in the investigation of any incident or accident resulting from the Work conducted pursuant to this Agreement.

11.      COMPANY REPRESENTATIVE

Company shall designate in writing a representative of Company (whether an employee of Company or a third party) to whom Contractor's Party Chief or other representative may deliver reports and other confidential information developed from Survey(s) and from whom Contractor will receive instructions related thereto ("Company Representative" or "Representative"). Such Representative shall have the right to be present during the conduct of the Survey(s). Contractor agrees to accept instructions in connection with the operations hereunder within the scope of this Agreement and the applicable Supplement from such Company Representative. All such instructions given by the Company Representative to Contractor which relate to the Work shall be binding on Company which will not be entitled to thereafter disavow same.

12.      TAXES

12.1     (Equipment) Contractor will be solely responsible for all taxes, duties, rates and assessments that may be levied in respect of any vehicles, equipment, instruments or supplies furnished by Contractor in the performance of any Survey performed hereunder.

12.2     (Payroll) Contractor will be solely responsible for all payroll taxes, unemployment insurance assessments, federal and/or pension contributions and all other payroll deductions required to be made according to law in respect of the personnel of Contractor engaged in the performance of any of the Survey hereunder.

12.3     (Income) Contractor shall be solely responsible for any and all taxes assessed against it by the government of the U.S.A. or any state thereof having jurisdiction, which taxes are assessed against Contractor as a result of compensation earned by Contractor hereunder and Contractor shall protect, indemnify, defend and save Company harmless from and against any such tax assessments, as well as those described in Clauses 12.1 and 12.2 above.

12.4     (Sales/Use) Notwithstanding the foregoing, Contractor shall in no event be liable for sales, value added, use, gross receipts and similar taxes and charges assessed by any applicable government agency, as a result of any Survey conducted by Contractor under the terms of this Agreement, even though those taxes are generally measured by revenue or income of the Contractor, as such incidental taxes are not usually considered as "income" or "profits" taxes as those terms are generally understood in the geophysical industry. All such sales, value added, use and similar taxes and charges shall be for the account of Company and, if paid by Contractor, shall be reimbursed by Company under applicable provisions hereof.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

13.      COMPENSATION/CONTRACTOR'S RIGHTS

13.1     (Fees) The Company agrees to pay Contractor and Contractor agrees to accept payment for the Work to be performed hereunder at the applicable rates set forth in Supplemental Agreements.

13.2     (Payment) Subject to contrary provision of any Supplement, the Contractor shall, on or before the 15th day of each month, render to Company an itemized invoice showing the amount due for services rendered, reimbursable costs and charges incurred by Contractor on behalf of Company hereunder during the preceding calendar month, such invoice to be accompanied in each case by supporting vouchers and receipts. Except to the extent they are contested in good faith by Company, the Company shall, within THIRTY (30) days following receipt of such invoice, remit payment of the undisputed portion of same in full in United States funds by check, bank draft or money order (or bank/wire transfer) payable to Contractor at its offices (or bank account) set forth in Clause 20 or in the applicable Supplemental Agreement,

13.3     (Late Payment) If Company fails to pay any properly submitted and supported invoice, or portions thereof, of Contractor within the said THIRTY (30) day period, the unpaid amount thereof shall (unless otherwise subject to bona fide dispute), at the option of Contractor, bear interest until paid at a rate equal to the prime rate as published in the Wall Street Journal plus two percent or such lesser maximum rate allowed by applicable law, per month until paid.

13.4     (Disputed Invoices) In the event Company has a bona fide question concerning a Contractor invoice or a portion thereof, Company shall give notice thereof to Contractor specifying the reasons therefore within TEN (10) days after receipt of such invoice and thereafter the late payment charges provided above shall not apply to such invoice or portion thereof in question or dispute. The Parties shall meet in an effort to answer such questions and to resolve such disputes as promptly as possible.

13.5     (Effect of Payment) Payment of any Contractor invoice by Company shall not prejudice the right of Company to protest or dispute the correctness of any invoice or any portion thereof before the expiration of the audit period (Clause 18 below) following the end of the calendar month during which such statement was submitted. The passage of the audit period (Clause 18 below) without protest shall conclusively establish its correctness.

13.6     (Right to Withhold Data) Contractor shall have the option, exercisable at any time, to (i) retain possession of raw data tapes containing the geophysical data (the "Data") acquired under the terms of this Master Agreement or any Supplemental Agreement hereto and, (ii) regardless of any other provision of this Master Agreement to the contrary, not be required to deliver said Data to Company until such time as all fees and other charges owed by Company to Contractor under the terms hereof (other than those which are subject to a bona fide question or dispute) are paid in full.

14.      INTELLECTUAL PROPERTY

14.1     (Indemnity) The Contractor shall, at its sole cost and expense, protect, defend, indemnify and save harmless Company from and against any and all claims, demands and liabilities made against or incurred by Contractor and/or Company for the alleged infringement or misappropriation by Contractor of any United States Letters Patent or patent rights held or licensed by Contractor or others which arise out of the operations of Contractor under the terms hereof provided that (i) in the event such claim is received by or demand made upon Company, Company notifies Contractor in writing of the receipt of the claim or demand or the filing of such proceeding within TEN (10) days after the receipt of notice of such claim, demand or service of process thereof, and (ii) Contractor is given complete control of the defense of such proceedings, including the right to defend, settle and make adjustments in instruments, equipment, methods, software or processes utilized by Contractor to perform the Work for the purpose of avoiding any such alleged infringement or misappropriation, provided that such adjustments do not materially and adversely affect the quality of the Data acquired pursuant hereto.

14.2     (Infringement Relief) If Contractor is prevented from performing any of its obligations hereunder by injunction or other legal proceedings based upon any claims for alleged infringement or misappropriation of any United States Letters Patent or patent rights, or if on account of claims of alleged patent infringement or misappropriation, Contractor shall discontinue its use of or change instruments, equipment, methods, software or processes contemplated in this Agreement, Contractor shall, in every such event, be relieved from performance of its obligations hereunder insofar as such nonperformance is the result of such alleged patent infringement or misappropriation or any injunction or other legal proceeding. The Company shall be relieved of its obligation to make payment hereunder in respect of any Survey(s) to the extent Contractor is unable to perform same by reason of the alleged patent infringement or misappropriation claim.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

14.3     (Rights to Intellectual Property) The Parties expressly agree that all software programs, documents, materials and other work created, developed or performed by Contractor in the course of performance of this Agreement, including, but not limited to, non-geophysical data, drawings, reports, designs and working papers shall be and is the exclusive property of Contractor which shall have all rights, title and interest therein including, but not limited to, patents, copyrights, trade secrets and any other proprietary rights. Contractor hereby grants to Company a perpetual, non-exclusive, non-transferable royalty-free license and right to use only for the purposes of this Agreement any software programs, documents, materials or other work delivered to Company by Contractor.

15.      INDEPENDENT CONTRACTOR

Nothing contained in this Agreement shall be construed so as to constitute Contractor as a general agent or employee of Company, and the exclusive management, direction and control of the employees of Contractor and its subcontractors and the Survey(s) to be conducted under the provisions hereof shall, subject to the right of general supervision of Company's Representative, always reside in Contractor, Company being interested only in the results obtained. Company's right to supervise shall include the right to request, for good cause shown, the removal and replacement (at Contractor's sole cost) of any of the personnel of Contractor or its subcontractors. Company shall also have the right of prior approval before the transfer of any of Contractor's key personnel assigned to the Work.

16.      ASSIGNMENT AND SUBCONTRACTS

16.1     (Subcontracts) The Contractor may subcontract to any reputable subcontractor or subcontractors such portions of the Survey(s) to be performed hereunder as is customary and usual in the performance of same, but Company shall in no way be held liable for payment of any monies due to any such subcontractors. The Contractor shall, notwithstanding the subcontracting of any Survey(s) to be performed hereunder, remain liable and responsible to Company for the proper performance of every portion of the Survey(s) subcontracted to others.

16.2     (Assignments) Subject to Clause 16.1 above, neither Party shall assign this Agreement in whole or in part without prior written consent of the other Party except to a company which is affiliated to the assigning Party or where such assignment is the result of an operation of law. An "Affiliate" of a Party is defined as any company or other entity which is, either currently or resulting from any future merger, acquisition or reorganization of the affected Party, (i) owned as to at least a 51% equity interest by the affected Party, (ii) owns the affected Party as to at least a 51% equity interest or (iii) is under common ownership (as to at least a 51% interest) with the affected Party. As for Company, "Affiliate" shall also include those third party entities which are contractually related to Company in the exploration or development in Area of Operations. The affected Party shall promptly notify the other Party of any such permitted assignment.

16.3     (Right to Pledge — Optional) Contractor reserves the right to pledge its receivables to be received under the terms hereof to the financial institution which provides working capital financing to the Contractor. In the event Contractor so assigns its receivables, such financial institution shall have no recourse against Company with regard thereto and Contractor shall defend and indemnify Company for any loss resulting therefrom.

17.      FORCE MAJEURE

Neither Contractor nor Company shall be responsible for failure to perform the terms of this Agreement or any Supplemental Agreement (other than the payment of money) when performance is hindered or prevented by strikes, lockouts, or other labor difficulty, war or acts of war, riots or civil unrest, fire, storm, flood, earthquake, terrorism, vandalism, interference by any government authority, inclement weather that adversely affects Data recording operations or any other cause beyond the reasonable control of the affected Party, whether or not similar to the matters herein enumerated ("Force Majeure"). Compensation shall be payable to Contractor for work stoppages or delays due to Force Majeure at the applicable standby rate or such other rate, if any, as may be set forth in the applicable Supplemental Agreement or as mutually agreed upon in writing by Company and Contractor for up to THIRTY (30) days; and if stoppage for such cause persists after said THIRTY (30) day period (i) compensation shall be at a rate agreed upon by Company and Contractor if Company requests Contractor to continue to stand by to resume operations; or (ii) Company or Contractor may forthwith terminate this Agreement or the affected Supplemental Agreement.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

18.      AUDIT

18.1     (Audit Right) Contractor shall maintain full and complete records concerning invoices which are based on Contractor's costs or other reimbursable billing basis in such manner and detail as to permit reasonable verification of all such charges made to Company. Company shall have the right, at its sole cost, to audit such records at any reasonable time upon written request to Contractor for a period of ONE (1) year from the date such costs were incurred. Items of Compensation stated in terms of fixed percentages or fixed lump sums shall not be subject to audit under this clause. Any audit so conducted by Company hereunder shall be directed solely to Contractor's records related only to Work performed hereunder for Company and Company payments and reimbursements related thereto and shall not encompass Contractor's operations on behalf of any other client. Contractor shall provide reasonable assistance and shall cooperate with Company in order to facilitate the timely performance of any audits provided for above. No such audit shall pertain to any intellectual/property or trade secrets of Contractor or records or periods of time which have previously been audited by Company.

18.2     (Audit Results) Upon completion of any audit, Company shall pay Contractor any compensation due hereunder as shown by the audit. Any amount by which the total payments made by Company to Contractor exceeds the amount due Contractor as shown by the audit shall be promptly refunded to Company.

19.      TERM AND RENEWAL

This Master Agreement is effective from the day and year above written and will remain in effect until either Party terminates it by giving the other THIRTY (30) day's advance written or electronically dispatched notice, However, if a Supplemental Agreement is in effect when such notice is given, termination of the Master Agreement shall not be effective until the date of termination of such Supplemental Agreement. This Agreement may be renewed from time to time on such terms and subject to such conditions as the Parties may in writing agree upon.

20.      NOTICES

20.1     All notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed effective upon receipt if sent by air mail, registered or certified and return receipt requested, post prepaid, and addressed to the respective parties hereto at their respective addresses shown below:

Contractor	Company

Dawson Geophysical Company Attention: Mr. C, Ray Tobias 508 W. Wall Street, Suite 800 Midland, Texas 79701	Gray Fox Petroleum Corporation Attention: Lawrence Pemble 3333 Lee Parkway, Suite 600 Dallas, Texas 75219

or at such other address as shall be designated in accordance with this Notice provision. Notices given by telex, telecopier, telefax, e-mail or other electronic means, or by commercial courier/messenger service, shall also be effective upon receipt.

20.2     Either Party may change its address for notice purposes at any time upon giving written notice specifying such new address and the effective date of such address change to the other Party, as provided above.

21.      APPLICABLE LAWS/DISPUTES

21.1.     (Applicable Law) This Master Agreement and all Supplemental Agreements hereto shall be interpreted and construed in accordance with the laws, both statutory and common law, of the State of Texas, excluding only those choice-of-law provisions which would require the law of some other jurisdiction to be applicable.

21.2     (Disputes) In the event, during the term of this Master Agreement or any Supplemental Agreement, a dispute or controversy should arise between the Parties as to the requirements and/or interpretation hereof or Contractor's performance hereunder, both Parties agree to meet and negotiate in the utmost good faith in an attempt to satisfactorily resolve the issue(s), which is the subject of such dispute or controversy.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

21.3     (Governing Rules) As between the Parties, any claims, disputes and controversies arising under or in connection with this Master Agreement or any Supplemental Agreement which cannot be resolved by mutual agreement shall, upon written notice by one Party to the other, be submitted to arbitration in accordance with and subject to the Rules of Conciliation and Arbitration of the American Arbitration Association.

21.4     (Forum of Proceedings) All arbitration hearings held pursuant to this Clause shall be conducted in Midland, Texas or such other location agreed upon by both Parties. The decision of the arbitration shall be (i) final and binding upon the Parties, (ii) not appealable to any court and (iii) enforceable in any court having jurisdiction over the Party to be charged.

21.5     (Proceedings) Any dispute, controversy or claim arising out of or relating to this Master Agreement, including without limitation, a dispute related to breach, interpretation, termination or invalidity of this Master Agreement between Company and Contractor shall be finally and exclusively settled by binding arbitration conducted in accordance with the Rules of the American Arbitration Association ("AAA") in effect as of the date of this Master Agreement. The award of the arbitrators shall be final, binding on the Parties and not subject to appeal. The arbitral tribunal shall not award special, indirect, consequential, exemplary or punitive damages. The arbitral tribunal may grant interim or injunctive relief or demand specific performance.

21.6     The arbitration tribunal shall be composed of THREE (3) arbitrators. Each Party shall appoint ONE (1) arbitrator. If, within THIRTY (30) days after receipt of the claimant's notification of the appointment of an arbitrator, the respondent has not notified the claimant in writing of the name of the arbitrator it appoints, the claimant may request the AAA to appoint the second arbitrator. The arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal. If within THIRTY (30) days after the appointment of the second arbitrator, the two arbitrators have not agreed upon the choice of the presiding arbitrator, then either Party may request the AAA to appoint the presiding arbitrator in the same way as a sole arbitrator would be appointed under Article 4 of the UNCITRAL Rules.

21.7     The arbitration proceedings, including the making of the award shall take place in Midland, Texas. The arbitration shall be administered by the AAA. The provisions of this Clause 21 shall continue in force notwithstanding the expiration or prior termination of this Master Agreement. The award shall be final and binding on the Parties and may be entered in any court having jurisdiction and application may be made in such court for a judicial acceptance of the award or an order of enforcement, as the case may be.

22.     WAIVER

The rights herein given to either Party hereto may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such rights in the future or of any one or more of the other rights which the exercising Party may have. No waiver of any breach of a term, provision or condition of this Master Agreement or any Supplement by one Party shall be deemed to have been made by the other Party, unless which waiver is expressed in writing and signed by an authorized representative of such Party, and the failure of either Party to insist upon the strict performance of any term, provision or condition of this Agreement or any Supplemental Agreement, or to exercise any option herein given, shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision, condition or option.

23.     DEFAULT

In the event either Party hereto should, at any time during the term hereof, commit an act of bankruptcy or assign, voluntarily or involuntarily, its assets for the benefit of its creditors or should proceedings be commenced against or by either Party under any bankruptcy, insolvency or similar statute or should either Party fail to comply with any material term or provision hereof (any such action or condition being hereinafter referred to as "Default") the other Party may terminate this Master Agreement, or the appropriate Supplemental Agreement, at its option exercisable at any time after THIRTY (30) days have elapsed after giving notice to the defaulting Party of such Default and the defaulting Party has failed, during such period, to cure such Default or to commence such cure to the reasonable satisfaction of the other Party.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

24.      SURVIVAL OF TERMS

The termination of this Agreement, or any Supplemental Agreement concluded in connection with this Agreement, shall not release the Parties from obligations which, expressly or by their nature, survive the termination hereof beyond such termination. In particular, and as examples and not by way of limitation, each Party shall remain, notwithstanding the termination hereof or of any Supplemental Agreement, bound to their respective obligations arising under Clauses 5, 7, 8, 10, 12, 13, 17, 18 and 21 above.

25.      INUREMENT

Subject to Clause 16 above, this Master Agreement shall insure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

26.      ENTIRE AGREEMENT/MODIFICATION

This Master Agreement with each Supplemental Agreement, as written, embodies the entire contract between the Parties hereto with respect to the subject matter hereof and supersedes and replaces any previous agreement, oral or written, made and entered into between the Parties hereto respecting the Survey(s) to be performed hereunder. No modification of this Master Agreement or any Supplemental Agreement shall be valid unless in writing, referencing this Master Agreement or the applicable Supplemental Agreement and signed by an authorized representative of both Parties.

27.      COUNTERPARTS

This Master Agreement and any Supplemental Agreement may be executed in TWO (2) or more counterpart copies, each of which shall be deemed an original and together they shall constitute one and the same instrument. Faxed or telecopied signature pages shall be deemed an original provided that originally signed signature pages are exchanged timely.

IN WITNESS WHEREOF, the Parties hereto have executed this Master Agreement as of the day and year first above written.

MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT

GEOPHYSICAL COMPANY	SEISMOGRAPH SURVEYS

508 WEST WALL, SUITE 800

MIDLAND, TEXAS 79701.5010

TELEPHONE 432.684.3000

FACSIMILE 432.684.3030

July 29, 2014

Gray Fox Petroleum Corporation

3333 Lee Parkway, Suite 600

Dallas, Texas 75219

Attention: Lawrence Pemble

Dear Mr. Pemble:

Enclosed please find two (2) copies of Supplemental Agreement No.14-1 for the acquisition of approximately 22 linear miles of 2D seismic data across lands located on the Butte Valley 2D, Elko and White Pine Counties, Nevada for your review.

If this meets with your approval, please sign and return a copy together with our copy of the Master Geophysical Data Acquisition Agreement for our files. If you have any questions, please let me know.

Very truly yours,

DAWSON GEOPHYSICAL COMPANY

By: /s/ C. Ray Tobias

        C. Ray Tobias

        Executive Vice President & COO

CRT/BS/ng

Enclosure

SUPPLEMENTAL AGREEMENT NO. 14-1

To

Master Geophysical Data Acquisition Agreement (the "Master Agreement")

Dated: July 23, 2014

Between Gray Fox Petroleum Corporation ("Company") and

Dawson Geophysical Company ("Contractor")

July 29, 2014

1.	GENERAL

All geophysical operations conducted by Contractor will be performed in accordance with the terms and conditions of this Supplemental Agreement (the "Supplement") and the Master Geophysical Data Acquisition Agreement referenced above (the "Master Agreement").

Contractor shall render Services described herein, and Company will compensate Contractor at rates specified herein. This Survey will consist of the acquisition of approximately 22 lineal miles of2D seismic data across lands located in Elko and White Pine Counties, Nevada as directed by Company on the Butte Valley 2D (the "Project"). The approximate commencement date of the data acquisition should be on or before Fourth Quarter, 2014 and the work will be conducted thereafter with due diligence in a timely manner. The above estimated date of acquisition will depend on the receipt of surface permits, mineral permits and crew availability. Please note that Contractor cannot guarantee a commencement date of operations but will endeavor to meet timing considerations.

2.	EQUIPMENT AND PERSONNEL

Surveying:

Conventional and/or GPS survey crews, consisting of one surveyor, one assistant surveyor and rovers with Trimble 4000SE GPS and/or Leica 500 and/or Leica I ,200 series receivers for static and kinematic control with laptop computers for data reduction. 4x4 survey trucks and 4-wheeler type vehicles will be utilized as necessary.

Recording:

•	1 - ARAM Aries (Cable), Geospace GSR-Cableless or Wireless (24 bit) Data Acquisition system.
•	Sufficient ancillary test equipment.
•	Recording equipment. 500 to 800 stations /channels.
•	Vehicles and communications equipment to provide for safe, efficient operation.

Energy Source:

Vibrator- One set of four, Mertz Model 26/623 buggy vibrators with 62,000 pounds peak force. One spare vibrator will be provided. Vibrators will be equipped with Pelton-VibPro electronics with VGPS. !NOVA (AHV IV) or IVI manufactured vibrators (60,000 +Peak Force) may be substituted prior to mobilization.

Personnel

•    One ea- Party Manager- Asst PM

•    One Health Safety and Environment Officer

•    One Field Clerk

•    One Observer

•    One Truck Mechanic

•    One Vibrator Mechanic

•    One Head Linesman

•    One Assistant Linesman

•    Two Trouble Shooters

•    Four Vibrator Operators

3.	RECORDING PARAMETERS

•	Total Lineal Miles:	22
•	Recording Spread: Channels 240 Split Spread
•	Receiver Station Interval:	110ft.
•	Sonrce Station Interval:	110 or 220ft.
•	Total Receiver Points:	1,056
•	Total Source Points:	1,056 or 528
•	Receivers per mi.:	48
•	Sonrce Points per mi.:	48 or 24
•	Record Length:	4 sec.
•	Geophones Per Station:	6
•	Geophone Array: Lineal	55 ft.
•	Sample Rate:	2ms.
•	Vibrators per array:	4
•	No.sweeps:	4 or 8
•	Sweep Length:	16 seconds
•	Drill Hole Depth:	NA
•	Charge Size:	NA

4.	COMPENSATION

Notwithstanding anything to the contrary, Company shall pay to Contractor, as consideration for performing the Project, the compensation set forth below, as well as those costs for which Contractor shall be reimbursed by Company as provided in Section 5 below:

Recording Crew: Mobilization I Demobilization

Inclusive in Turnkey Recording Fee

Permitting and Advance Management

Permit Agent, per day: Plus accommodations	$450.00USD:

Advance Manager, and/I or Coordinator, per day	$450.00USD

If requested by Company, cost of Permit Agent/s or Advance Manager and Vehicle/s used in securing permits for lines or portions thereof (also applicable if any lines permitted are subsequently abandoned, at Company's request, without completing seismic recording operations)

Supplemental Agreement No. 14-1

Data Acquisition: Basic Turnkey data acquisition /recording fee / lineal mile

Company Option: Vibroseis and Dynamite Infill Source Effort

Client Option:

lA: 120 fold, 4 Sweeps (16 sec.+ 4 sec record) --------------------$ 11,500.00 USD/mi.

1B: 120 fold, 8 Sweeps (16 sec. + 4 sec record) -------------------$ 16,000.00 USD/mi

1C: 60 fold, 4 Sweeps (16 sec.+ 4 sec record) ---------------------$ 8,800.00 USD/mi

ID: 60 fold, 8 Sweeps (16 sec.+ 4 sec record) -------------------- $ 11,000.00 USD/mi

Basic Turnkey fee includes: Mobilization/Demobilization, Dawson personnel, recording equipment, fuel, per-diem, and consumable recording supplies.

Terrain Related Drive Time Compensation:

Please note: Vibrator source points not in a normal, contiguous sequence and drive time between points takes more than a normal move up time, a prorated $2,500.00 per hour compensation will be applied.

Not Included In Turnkey Recording Crew Fee:

•	Not included in the turnkey rate is any and all cost associated with point I line I hazard surveying, receiver and source point surveyed positions. Please estimate $12.50 per source or receiver point. In addition, range staking the seismic lines for BLM- NEPA & NHPA requirements is estimated at $9,500.00 USD.
•	Not included in the turnkey rate is any and all cost associated with infill drilling of shot points.
•	Not included in the turnkey rate is any and all cost associated with a helicopter to deploy and retrieve ground recording equipment. Helicopter support is not necessary based on current line locations.
•	Not included in the turnkey rate is any and all cost associated with permits, non-negligent damages, PPV ground motion studies, water well flow and quality testing.

Note: Any items requested by Company and not listed as all inclusive in our rates will be billed to Company as a reimbursable cost.

Testing- Weather Related Standby- Ambient Noise Standby:

Stand-by and experimental rate, per hour................................... $2,800.00 USD

Downtime for permit related problems will be charged at $2,800.00 per hour for a maximum of 10 (ten) hours per day, and is defined as any time the crew is not recording data due to circumstances out of their control. Parameter testing during periods of time other than the initial time spent during initial layout spread requirement, will be charged at $2,800.00 per hour.

Supplemental Agreement No. 14-1

Weather related downtime, per hour......................................... $2,500.00USD

Company will be invoiced at a rate of $2,500.00/hour for all weather or weather related downtime hours in excess of 10 hours of each 30 day period or prorated part thereof, not to exceed 10 hours per day, while contractor is on location. Contractor is on location from the time a crew has been mobilized and is ready to commence cablelgeophone layout operations until such time that all recording equipment is off of the ground and loaded. Contractor will track and report to the Company or Company Representative on a daily basis any weather downtime.

Please Note:. A 5% ADMINISTRATIVE FEE WILL BE CHARGED ON ALL REIMBURSABLE ITEMS, UNLESS COMPENSATION ARRANGEMENTS ARE MADE PRIOR TO THE EXPENSE BEING INCURRED BY CONTRACTOR.

Invoice Prepay Schedule: Invoice due 30 days prior to costs being incurred by Contractor. Cost estimates are based on most recently experienced field work.

PHASE I:

Permit Agent: File Notice of Intent (NO!) • Develop Plan of Action (POA) - Schedule and attend scoping meeting with BLM -Natural Resource Specialists and Authorization Officer.

Surface Permitting- 10 days@ $450.001d + $100.001d = $5,500.00 USD

Mineral Research -7 days@ $450.001d +$100.001d = $3,850.00 USD

GPS Geodetic Survey:

Hazard I Access I Stake lines for Archaeology field studies. $9,500.00USD

NEPA / NHPA Field Studies and report development:

Archaeology:     Class I File Search

                              Class III field study ($21,000.00 USD)

Biological:

Paleontological: Desk Top Studies ($4,000.00 USD)

PHASE 1: Total prepay amount ($44,000.00 USD) Amount due prior to initiating Phase I PHASE II:

Permit Agent: Crew support

10 days x $550.00 per day= ($5,500.00 USD)

GPS Survey -Production source and receiver locations

1,056 points x $12.50 per point= ($13,200.00USD)

Seismic Data Recording:

22 lineal miles x $12,000.00 I mi.= ($264,000.00 USD)

PHASE II: Total prepay amount ($282,700.00 USD) Invoice due prior to recording crew arrival

Contractor will use these funds to pay third-party charges associated with the Project. Actual reimbursable and recording charges will be reconciled for either a credit back to Company or balance owed to Contractor for anything outstanding.

Supplemental Agreement No. 14-1

INVOICING

Invoices shall be payable by company as provided in Clause IX of the Master Agreement.

All invoices permitted and required under the terms of this Supplemental, shall be sent to the Company at the following address:

Company Name: Gray Fox Petroleum Corp.

Attention: Randall Newton

Address: PO Box 3111, Houston, TX 77002

Contact Phone Number: (713) 425-6364

Email - accounting@grayfoxpetro.com

5.	REIMBURSABLE ITEMS

In addition to the compensation set forth in Section 4 above, Company shall reimburse Contractor for the following:

A.	Re-freshening and/or re-surveying services and survey standby due to weather and/or permit requirement will be invoiced as a third party charge.

B.	All costs associated with fence and gate building for field crew and vibrator access, as required.
C.	All archeological, environmental and/or reclamation services as required will be invoiced as a third party.
E.	All costs associated with line clearance, brushing, will be invoiced as a third party.
F.	Subject to the approval of the Company, the cost of any specialized equipment that may be required to gain access to areas which, due to the nature of the terrain or permit requirements, are inaccessible to normal crew equipment, the trucking and use of such.
G.	Contractor will endeavor to use those subcontractors that have offered the most attractive pricing and availability utilized in determining pricing for this Project.
H.	Damage or theft to Contractor’s equipment caused livestock, farming activities or vandalism. Excluded is all existing damage to the equipment prior to arrival of the equipment at the work site or routine damage that the Contractor expects from normal operations such as small nich, cuts, scrapes or abrasion. Damages caused by Contractor negligence in not taking reasonable preventative actions to protect the equipment from livestock is excluded from reimbursable compensation by Company.
I.	If necessary, any costs incurred for onsite security.
J.	Any special services required to satisfy ecological, environmental, or cultural permit compliance from government agencies.
K.	Damages or claims to land as well as crops and other flora, livestock, fences, buildings, water wells and other structures in or on the land, where such damages have resulted from prudently conducted operations and are not attributed to negligence or other fault on the part of the Contractor or its employees.
L.	Any additional equipment and/or services required to acquire seismic data. Including associated costs for maintenance, training and repair of lease, or specialized equipment.
M.	Any applicable sales, use or value added taxes, duties, state trucking permits, levies, or fees on Contractor’s Services.
N.	Rental of required safety equipment (such as H2S detectors, pipeline detectors, traffic control, PPV monitoring etc.), and/or required to operate.

Supplemental Agreement No. 14-1

O.	All third party contract surveying of receiver, source, hazard and route delineation. Survey costs for field support, resurveying, cultural flagging and avoidance.
P.	Project specific bonding and insurance costs related to permit requirements.
Q.	If applicable, all snow plowing, snow machine rental, maintenance and repair for surveying and recording crew operations.
R.	If applicable, all associated infill drilling will be a Reimbursable costs.
S.	If required to permit or logistics requirements, all helicopter support for the recoding crew will be considered a Reimbursable item. If required,please estimate $5,000.00 USD per day.

Contractor will then use these funds to pay third-party charges associated with the Project. Actual reimbursable charges will be reconciled for either a credit back to Company or balance owed to Contractor for anything outstanding.
6.	ITEMS TO BE FURNISHED BY COMPANY

All available mineral lease and surface ownership information with current permits and listed special conditions.

7.	CONFLICTS

Any conflict between the terms of this Supplement and the Master Agreement shall be controlled by the terms of the Master Agreement unless any terms of the Master Agreement are specifically altered by the terms hereof.

8.	TERMINATION

This Supplement will terminate upon the completion of the Project or as provided for in the Master Agreement.

9.	ADDITIONAL INFORMATION

This Supplemental Agreement No. 14-1 is executed by the Parties as of the date shown above.

Supplemental Agreement No. 14-1